Exhibit 10.5

SECURITY AGREEMENT

1. GRANT OF SECURITY INTEREST. To secure the payment of all present and future indebtedness of VIASPACE, Inc., a Nevada corporation (“Debtor”) to Kevin Schewe (“Schewe”) evidenced by one of more promissory notes (the "Notes") issued in connection with that Loan Agreement made by Debtor and Schewe and payable to the order of Schewe as specified in the Notes (the "Indebtedness"), and as a condition to the closing of each Note made by Debtor to Schewe, Debtor hereby grants and transfers to Schewe a first priority security interest in all of the following property of Schewe (collectively, the "Collateral"):

(a) all accounts, deposit accounts, contract rights, chattel paper, instruments, documents, general intangibles and other rights to payment of every kind now existing or at any time hereafter arising;

(b) all inventory, goods held for sale or lease or to be furnished under contracts for service, or goods so leased or furnished, raw materials, component parts, work in process and other materials used or consumed in Debtor’s business, now or at any time hereafter owned or acquired by Debtor, wherever located, and all products thereof, whether in the possession of Debtor, any warehousemen, any bailee or any other person or entity, or in process of delivery, and whether located at Debtor’s place of business or elsewhere;

(c) all warehouse receipts, bills of sale, bills of lading and other documents of every kind (whether or not negotiable) in which Debtor now has or at any time hereafter acquires any interest, and all additions and accessions thereto, whether in the possession or custody of Debtor, any bailee or any other person or entity for any purpose;

(d) all right, title and interest of Debtor under licenses, guaranties, warranties, management agreements, marketing or sales agreements, escrow contracts, indemnity agreements, insurance policies, service agreements, maintenance agreements and other similar contracts of every kind in which Debtor now has or at any time hereafter shall have an interest;

(e) all of Debtor’s goods, tools, machinery, furnishings, furniture and other equipment and fixtures of every kind now existing or hereafter acquired, and improvements, replacements, accessions and additions thereto, wherever located, including without limitation, any of the foregoing now or at any time hereafter located at or installed on the land or in the improvements at any of the real property owned or leased by Debtor, and all such goods after they have been severed and removed from any of said real property; and

(f) all of Debtor’s motor vehicles, trailers, mobile homes, boats, other rolling stock and related equipment of every kind now existing or hereafter acquired and all additions and accessories thereto, whether located on any property owned or leased by Debtor or elsewhere;

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(g) all present and future general intangibles, all tax refunds of every kind of nature to which Debtor now or hereafter may become entitled, however arising, all other refunds, and all deposits, goodwill, choses in action, trade secrets, computer programs, software, customer lists, trademarks, trade names, patents, licenses, copyrights, technology, processes, proprietary information and insurance proceeds relating to or arising out of its business;

(h) all present and future books and records, including, without limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to Debtor or the business thereof, all receptacles and containers for such records, and all files and correspondence relating to or arising out of its business;

(i) all present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

(j) all other tangible and intangible property of Debtor relating to or arising out of the Collateral, including but not limited to the name "Debtor Circuits";

(k) all rights, remedies, powers and/or privileges of Debtor with respect to any of the foregoing; and

together with whatever is receivable or received when any of the foregoing or the proceeds thereof are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, all rights to payment, including without limitation returned premiums, with respect to any insurance relating to any of the foregoing, and all rights to payment with respect to any cause of action affecting or relating to any of the foregoing (collectively, "Proceeds").

2. TERMINATION. This Agreement shall terminate and be of no further force and effect upon the indefeasible payment in full of the Indebtedness, and Schewe shall promptly upon the request of Debtor execute any and all termination statements and other instruments reasonably necessary to terminate and release the security interests in the Collateral created hereunder.

3. WAIVER OF STATUTE OF LIMITATIONS; REINSTATEMENT OF LIABILITY. Debtor acknowledges that this Agreement is absolute and unconditional, there are no conditions precedent to the effectiveness of this Agreement, and this Agreement is in full force and effect and is binding on Debtor as of the date written below, regardless of whether Schewe obtains collateral or any guaranties from others or takes any other action contemplated by Debtor. Debtor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof and agrees that any payment of any Indebtedness or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to its liability hereunder.

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4. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Schewe that:  (a) Debtor is the Debtor and has possession or control of the Collateral and Proceeds; (b) Debtor has the right to grant a security interest in the Collateral and Proceeds; (c) all Collateral and Proceeds are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created hereby, or as heretofore disclosed by Debtor to Schewe in writing pursuant to Schedule 1; (d) all statements contained herein and, where applicable, in the Collateral are true and complete in all material respects; (e) where Collateral consists of rights to payment, all persons or entities appearing to be obligated on the Collateral and Proceeds have authority and capacity to contract and are bound as they appear to be, all property subject to chattel paper has been properly registered and filed in compliance with law and to perfect the interest of the applicable Debtor in such property, and all such Collateral and Proceeds comply with all applicable laws concerning form, content and manner of preparation and execution, including where applicable federal and any state consumer credit laws; and (f) where the Collateral consists of equipment, Debtor is not in the business of selling goods of the kind included within such Collateral, and Debtor acknowledges that no sale of any such Collateral, including without limitation any such Collateral which the applicable Debtor may deem to be surplus, has been consented to or acquiesced in by Schewe, except as specifically set forth in writing by Schewe.

5. COVENANTS OF DEBTOR.

(a) Debtor agrees in general:  (i) to indemnify Schewe against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto; (ii) to pay all costs and expenses, including without limitation reasonable attorneys' fees and costs, incurred by Schewe in the perfection and preservation of the Collateral or Schewe's interest therein and/or the realization, enforcement and exercise of Schewe's rights, powers and remedies hereunder; (iii) to permit Schewe to exercise its powers; (iv) to execute and deliver such documents as Schewe deems necessary to create, perfect and continue the security interests contemplated hereby; and (v) not to change Debtor’s chief executive office or the places where Debtor keeps any of the Collateral or any of Debtor’s records concerning the Collateral and Proceeds without first giving Schewe written notice of the address to which Debtor is moving same.

(b) Debtor agrees with regard to the Collateral and Proceeds, unless Schewe agrees otherwise in writing:  (i) where applicable, to insure the Collateral with Schewe as loss payee, in form, substance and amounts, under agreements, against risks and liabilities, and with insurance companies reasonably satisfactory to Schewe; (ii) where applicable, to operate the Collateral in accordance with all applicable statutes, rules and regulations relating to the use and control thereof, and not to use any Collateral for any unlawful purpose or in any way that would void any insurance required to be carried in connection therewith; (iii) not to remove the Collateral from Debtor’s premises, except (A) for deliveries to buyers in the ordinary course of Debtor’s business and (B) Collateral which consists of mobile goods as defined in the California Uniform Commercial Code, in which case Debtor agrees not to remove or permit the removal of such Collateral from its state of domicile for a period in excess of thirty (30) calendar days; (iv) to pay prior to delinquency all license fees, registration fees and other charges in connection with any Collateral; (v) to permit Schewe to inspect the Collateral at any reasonable time; (vi) to keep complete and accurate records regarding all Collateral and Proceeds, and to permit Schewe to inspect the same and make copies thereof at any reasonable time; (vii) after the occurrence and during the continuance of any Event of Default, if requested by Schewe, to receive and use reasonable diligence to collect Collateral consisting of accounts and other rights to payment and Proceeds, in trust and as the property of Schewe, and to immediately endorse as appropriate and deliver such Collateral and Proceeds to Schewe daily in the exact form in which they are received together with a collection report in form satisfactory to Schewe; (viii) not to commingle Collateral or Proceeds, or collections thereunder, with other property; (ix) to give only normal allowances and credits and to advise Schewe thereof immediately in writing if they affect any rights to payment or Proceeds in any material respect; (x) from time to time, when requested by Schewe, to prepare and deliver a schedule of all Collateral and Proceeds subject to this Agreement and after the occurrence and during the continuance of any Event of Default, to assign in writing and deliver to Schewe all accounts, contracts, leases and other chattel paper, instruments, documents and other evidences thereof; (xi) after the occurrence and during the continuance of any Event of Default, in the event Schewe elects to receive payments of rights to payment or Proceeds hereunder, to pay all expenses incurred by Schewe in connection therewith, including without limitation expenses of accounting, correspondence, collection efforts, reporting to account or contract debtors, filing, recording, record keeping and expenses incidental thereto; and (xii) to provide any service and do any other acts which may be reasonably necessary to maintain, preserve and protect all Collateral and, as appropriate and applicable, to keep all Collateral in good and saleable condition, to deal with the Collateral in accordance with the standards and practices adhered to generally by users and manufacturers of like property, and to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims.

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6. POWERS OF SCHEWE. Debtor appoints Schewe its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Schewe's agents, or any of them, whether or not Debtor is in default:  (a) to perform any obligation of Debtor’s hereunder in Debtor's name or otherwise which Debtor has failed to perform after reasonable notice or after the occurrence and during the continuance of any Event of Default; (b) to give notice to account debtors or others of Schewe's rights in the Collateral and Proceeds, and after the occurrence and during the continuance of an Event of Default (as defined below) to enforce the same and make extension agreements with respect thereto; (c) after the occurrence and during the continuance of any Event of Default, to release persons or entities liable on Collateral or Proceeds and to give receipts and acquittances and compromise disputes in connection therewith; (d) after the occurrence and during the continuance of any Event of Default, to release security; (e) after the occurrence and during the continuance of any Event of Default, to resort to security in any order; (f) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like papers to perfect, preserve or release Schewe's interest in the Collateral and Proceeds; (g) after the occurrence and during the continuance of an Event of Default, to receive, open and read mail addressed to Debtor; (h) to take cash, instruments for the payment of money and other property to which Schewe is entitled; (i) to verify facts concerning the Collateral and Proceeds by inquiry of obligors thereon, or otherwise, in its own name or a fictitious name; (j) after the occurrence and during the continuance of an Event of Default, to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to Proceeds; (k) to prepare, adjust, execute, deliver and receive payment under insurance claims, and to collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and to apply such amounts received by Schewe, at Schewe's sole option, toward repayment of the Indebtedness or replacement of the Collateral; (1) after the occurrence and during the continuance of an Event of Default, to exercise all rights, powers and remedies which Debtor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; (m) at reasonable times to enter onto Debtor's premises in inspecting the Collateral; (n) after the occurrence and during the continuance of an Event of Default, to make withdrawals from and to close deposit accounts or other accounts with any financial institution, wherever located, into which Proceeds may have been deposited, and to apply funds so withdrawn to payment of the Indebtedness; (o) to preserve or release the interest evidenced by chattel paper to which Schewe is entitled hereunder and to endorse and deliver evidences of title incidental thereto; and (p) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Schewe as necessary, proper and convenient in connection with the preservation, perfection or enforcement of his rights hereunder.

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7. PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS. Debtor agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Debtor to do so, Schewe at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Schewe shall be obligations of Debtor to Schewe, due and payable immediately upon demand, together with interest at a rate of 10% per year, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

8. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:  (a) any event defined as an Event of Default, under the Note, subject to any applicable grace or cure rights; (b) any representation or warranty made by Debtor herein shall prove to be incorrect in any material respect when made; or (c) Debtor shall fail to observe or perform any obligation or agreement contained herein and fail to cure any such default within thirty (30) days after written notice thereof from Schewe.

9. REMEDIES. Upon the occurrence of any Event of Default, Schewe shall have, and may exercise without demand, any and all rights, powers, privileges and remedies granted to a secured party upon default under the California Uniform Commercial Code or otherwise provided by law, including without limitation the right to contact all persons or entities obligated to Debtor on any Collateral or Proceeds and to instruct such persons or entities to deliver all Collateral and/or Proceeds directly to Schewe. All rights, powers, privileges and remedies of Schewe shall be cumulative. No delay, failure or discontinuance of Schewe in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Schewe of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that public or private sales, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auction, are all commercially reasonable since differences in the sales prices generally realized in the different kinds of sales are ordinarily offset by the differences in the costs and credit risks of such sales. While an Event of Default exists:  (a) Debtor will deliver to Schewe from time to time, as requested by Schewe, current lists of all Collateral and Proceeds in its possession; (b) Debtor will not dispose of any of the Collateral or Proceeds (other than inventory sold to third parties in the ordinary course of business) except on terms approved by Schewe; (c) at Schewe's request, Debtor will assemble and deliver all Collateral and Proceeds, and books and records pertaining thereto, to Schewe at a reasonably convenient place designated by Schewe; and (d) Schewe may, without notice to any Debtor, enter onto each Debtor's premises and take possession of the Collateral. With respect to any sale by Schewe of any Collateral subject to this Agreement, Debtor hereby expressly grants to Schewe the right to sell such Collateral using any or all of Debtor's trademarks, trade names, trade name rights and/or proprietary labels or marks.

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10. DISPOSITION OF COLLATERAL AND PROCEEDS. Any proceeds of any disposition of any of the Collateral or Proceeds, or any part thereof, occurring after the occurrence of any Event of Default, may be applied by Schewe to the payment of expenses incurred by Schewe in connection with such disposition, including without limitation reasonable attorneys' fees and costs, and the balance of such proceeds may be applied by Schewe toward the payment of the Indebtedness in such order of application as Schewe may from time to time elect.

11. NOTICES. All notices, requests and demands required under this Agreement must be in writing, addressed each party at the address set forth under the Loan Agreement or to such other address as either party may designate by written notice to the other party, and shall be deemed to have been given or made as follows:  (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by email, upon receipt.

12. COSTS, EXPENSES AND ATTORNEYS' FEES. Debtor shall pay to Schewe promptly upon demand (and in any event within 10 days of demand) the full amount of all payments, advances, charges, costs and expenses, including without limitation reasonable attorneys' fees and costs, expended or incurred by Schewe in exercising any right, power, privilege or remedy conferred by this Agreement or in the enforcement thereof, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Schewe or any other person or entity) relating to Debtor or in any way affecting any of the Collateral or Proceeds or Schewe's ability to exercise any of its rights or remedies with respect thereto. All of the foregoing shall be paid by Debtor with interest from the date of demand until paid in full at the rate of 6.0% per year.

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13. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties.

14. AMENDMENT. This Agreement may be amended or modified only in a writing signed by Schewe and Debtor.

15. SEVERABILITY OF PROVISIONS. If any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

16. GOVERNING LAW AND CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Debtor hereby consents, and submits, to the personal jurisdiction of any state or federal court located in the State of California in connection with any legal action relating to this agreement and waives any right it might have in connection with such action to assert the doctrine of forum non conveniens or to object to venue.

Debtor warrants that its chief executive office is located at the following address:

VIASPACE, Inc.

382 N. Lemon Ave., Suite 364

Walnut, CA 91789

Telephone: 626-768-3360

Facsimile: 626-578-9063

Debtor warrants that the Collateral (except goods in transit) is located or domiciled at the address set forth for above or at one of the addresses set forth below:

1) ___________________________

2) ___________________________

IN WITNESS WHEREOF, this Agreement has been duly executed as of September 30, 2012.

VIASPACE, Inc.,
a Nevada corporation

By:	/s/ Carl Kukkonen

[Printed Name and Title}

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SCHEDULE 1

EXISTING LIENS

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